Exhibit 10.4

VOTING SUPPORT AGREEMENT

THIS AGREEMENT is made as of the 13th day of July, 2023.

BETWEEN:

GREENSTAR CANADA INVESTMENT LIMITED PARTNERSHIP

a limited partnership existing under the laws of the province of British Columbia

(“GCILP”)

- and -

CBG HOLDINGS LLC,

a limited liability company existing under the laws of the state of Delaware

(“CBG”, together with GCILP, the “Securityholders”, each a “Securityholder”)

- and -

CANOPY GROWTH CORPORATION,

a company existing under the federal laws of Canada

(the “Corporation”)

WHEREAS each Securityholder is, as of the date of this Agreement, the registered and/or beneficial owner of that number of issued and outstanding common shares in the capital of the Corporation (collectively, the “Shares”) set forth in Schedule A.

AND WHEREAS the Corporation intends to enter into a transaction (the “Transaction”) whereby the Corporation will redeem 4.25% unsecured senior notes of the Corporation due 2023 (the “Notes”) from certain holders of the Notes (the “Vendors”) at a total cost equal to the aggregate principal amount owing under the Notes (the “Purchase Price”) and in connection therewith, the Corporation will enter into redemption agreements with the Vendors (the “Redemption Agreements”);

AND WHEREAS in accordance with the terms of the Redemption Agreements, the Corporation will satisfy the Purchase Price payable to the Vendors by: (i) an aggregate cash payment in an amount equal to approximately C$525.00 per $1,000 of the aggregate principal amounts of the Notes; (ii) the issuance of 93,936,441 Shares (the “Redemption Shares”); and (c) the issuance of approximately C$41.5 million aggregate principal amount of unsecured convertible debentures (the “Debentures”) to the Vendors;

AND WHEREAS the Debentures will not bear interest;

AND WHEREAS the Debentures will be convertible into Shares (the “Transaction Shares”) at the option of the holder at any time or times following the Transaction Approval (as defined below), at a conversion price equal to C$0.55, subject to adjustment in certain events;

AND WHEREAS the Corporation will seek the approval required by the applicable rules and regulations of the Nasdaq Stock Market and the TSX (as defined below) from the shareholders of the Corporation (the “Shareholders”) with respect to the Transaction, including the issuance of all of the Transaction Shares in excess of 19.99% and 25%, as applicable of the issued and outstanding Shares (the “Transaction Approval”);

AND WHEREAS the Corporation’s annual general and special meeting (including any adjournments and postponements thereof, the “Shareholder Meeting”) of the Shareholders is scheduled to occur on or around September 25, 2023 at 1:00 p.m. (EST) for the purpose of, among other things, considering, and if thought advisable, voting upon the Transaction Approval;

AND WHEREAS this Agreement sets out the terms and conditions of the agreement of each Securityholder: (a) to vote any Shares held by such Securityholder or over which control or direction is exercised at the relevant time, or cause the same to be voted, in favour of the Transaction Approval at the Shareholder Meeting; and (b) to strictly comply with the other covenants set forth herein.

NOW THEREFORE this Agreement witnesses that, in consideration of the premises and the covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE 1

INTERPRETATION

Section 1.1 Definitions

“Agreement” means this agreement as it may be amended from time to time;

“Business Day” means a day other than a Saturday, a Sunday or any other day on which commercial banking institutions in Toronto, Ontario are authorized or required by applicable Law to be closed;

“Corporation” has the meaning ascribed thereto in the preamble of this Agreement;

“Debentures” has the meaning ascribed thereto in the recitals of this Agreement;

“Governmental Authority” means any multinational, federal, provincial, territorial, state, regional, municipal, local or other government or governmental body and any division, agent, official, agency, commission, board or authority of any government, governmental body, quasi-governmental or private body (including the TSX, the Nasdaq or any other stock exchange) exercising any statutory, regulatory, expropriation or taxing authority under the authority of any of the foregoing and any domestic, foreign or international judicial, quasi-judicial or administrative court, tribunal, commission, board, panel or arbitrator acting under the authority of any of the foregoing;

“Laws” means all laws, statutes, codes, ordinances (including zoning), decrees, rules, regulations, by-laws, notices, judicial, arbitral, administrative, ministerial, departmental or regulatory judgments, injunctions, orders, decisions, settlements, writs, assessments, arbitration awards, rulings, determinations or awards, decrees or other requirements of any Governmental Authority having the force of law and any legal requirements arising under the common law or principles of law or equity and the term “applicable” with respect to such Laws and, in the context that refers to any person, means such Laws as are applicable at the relevant time or times to such person or its business, undertaking, property or securities and emanate from a Governmental Authority having jurisdiction over such person or its business, undertaking, property or securities;

“Maturity Date” has the meaning ascribed thereto in the recitals of this Agreement;

“Nasdaq” means the Nasdaq Global Select Market;

“Notes” has the meaning ascribed thereto in the recitals of this Agreement;

“Proxy Statement” means the proxy statement of the Corporation to be delivered to the SEC and the Shareholders in connection with the Meeting;

“Purchase Price” has the meaning ascribed thereto in the recitals of this Agreement;

“Redemption Agreements” has the meaning ascribed thereto in the recitals of this Agreement;

“SEC” means the United States Securities and Exchange Commission;

“Securityholders” has the meaning ascribed thereto in the preamble of this Agreement;

“Shareholders” has the meaning ascribed thereto in the recitals of this Agreement;

“Shareholder Meeting” has the meaning ascribed thereto in the recitals of this Agreement;

“Shares” has the meaning ascribed thereto in the recitals of this Agreement;

“Transaction” has the meaning ascribed thereto in the recitals of this Agreement;

“Transaction Approval” has the meaning ascribed thereto in the recitals of this Agreement;

“Transaction Shares” has the meaning ascribed thereto in the recitals of this Agreement;

“TSX” means the Toronto Stock Echange; and

“Vendors” has the meaning ascribed thereto in the recitals of this Agreement.

ARTICLE 2

COVENANTS

Section 2.1 General Covenants of the Securityholders

(a)

Each Securityholder hereby covenants and agrees in favour of the Corporation that, from the date hereof until the termination of this Agreement in accordance with Article 4, except as permitted by this Agreement, at any meeting of Shareholders (including in connection with any separate vote of any sub-group of Shareholders that may be required to be held and of which sub-group such Securityholder forms part) called to vote upon the Transaction Approval or at any adjournment or postponement thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent in lieu of a meeting) with respect to the Transaction Approval is sought, it shall cause any Shares held by such Securityholder at the relevant time to be counted as present for purposes of establishing quorum and shall vote (or cause to be voted) any such Shares in favour of the approval of the Transaction Approval.

(b)

Notwithstanding anything else in this Agreement, nothing in this Agreement shall prevent or limit a Securityholder from (i) selling, transferring, assigning or disposing of some or all of its Shares at any time and from time to time, or (ii) converting some or all of such Shares into exchangeable shares of the Corporation (if then authorized), in either case whether or not any such Shares have been counted as present for purposes of establishing quorum or voted in respect of Transaction Approval.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of the Securityholder

Each Securityholder hereby represents and warrants to and covenants with the Corporation as follows, and acknowledges that the Corporation is relying upon such representations, warranties and covenants in entering into this Agreement:

(a)	Capacity; Authorization. Such Securityholder has the power and capacity and has received all requisite approvals to execute and deliver this Agreement and to perform its obligations hereunder.

(b)

Enforceability. This Agreement has been duly executed and delivered by such Securityholder and constitutes a legal, valid and binding obligation, enforceable against such Securityholder, as applicable, in accordance with its terms, subject to bankruptcy, insolvency and other similar Laws affecting creditors’ rights generally, and to general principles of equity.

Section 3.2 Representations and Warranties of the Corporation

The Corporation hereby represents and warrants and covenants to each Securityholder, acknowledging that each Securityholder is relying upon such representations, warranties and covenants in entering into this Agreement:

(a)	Capacity. The Corporation has all necessary corporate power and capacity to execute and deliver this Agreement and to perform its obligations hereunder.

(b)

Authorization. The execution, delivery and performance of this Agreement by the Corporation has been duly authorized and no other internal proceedings on its part is necessary to authorize this Agreement or the transactions contemplated hereunder.

(c)

Enforceability. This Agreement has been duly executed and delivered by the Corporation and constitutes a legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other similar Laws affecting creditors’ rights generally, and to general principles of equity.

ARTICLE 4

TERMINATION

Section 4.1 Termination

This Agreement shall be terminated upon the earliest to occur of:

(a)	the mutual written agreement of the Corporation and the Securityholders;

(b)	January 15, 2024; and

(c)	completion of the Shareholder Meeting.

Section 4.2 Effect of Termination

If this Agreement is terminated in accordance with this Article 4, the provisions of this Agreement will become void and no party shall have liability to any other party, except in respect of a breach of this Agreement which occurred prior to such termination and each Securityholder shall be entitled to withdraw any form of proxy or power of attorney which it may have given with respect of the Shares.

ARTICLE 5

GENERAL

Section 5.1 Further Assurances

Each of the Securityholders and the Corporation will, from time to time, execute and deliver all such further documents and instruments and do all such acts and things as the other party may reasonably require and at the requesting party’s cost to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.

Section 5.2 Disclosure

Each of the Securityholders and the Corporation hereby consents to the disclosure of the substance of this Agreement in any press release or any proxy statement relating to the Shareholder Meeting and the filing of a copy thereof by the Corporation at www.sedar.com.

Except as set forth above or as required by applicable laws or regulations or by any Governmental Authority or in accordance with the requirements of any stock exchange, neither Securityholders shall make any public announcement or statement with respect to this Agreement without the approval of the Corporation, which shall not be unreasonably withheld or delayed. Each Securityholder agrees to consult with the Corporation prior to issuing each public announcement or statement with respect to this Agreement, subject to the overriding obligations of Laws.

Section 5.3 Time

Time shall be of the essence in this Agreement.

Section 5.4 Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. Each of the parties hereby irrevocably attorns to the jurisdiction of the courts of the Province of Ontario in respect of all matters arising under or in relation to this Agreement.

Section 5.5 Entire Agreement

This Agreement, including the schedules hereto constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes any prior agreement, representation or understanding with respect thereto.

Section 5.6 Amendments

This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by each of the parties hereto.

Section 5.7 Severability

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

Section 5.8 Assignment

The provisions of this Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns, provided that no party may assign, delegate or otherwise transfer any of its rights, interests or obligations under this Agreement without the prior written consent of the other parties hereto, except that the Corporation may assign, delegate or otherwise transfer any of its rights, interests or obligations under this Agreement to an affiliate, without reducing its own obligations hereunder, without the consent of the Securityholders.

Section 5.9 No Third Party Beneficiaries

The parties intend that this Agreement will not benefit or create any right or cause of action in favour of any person, other than the parties and no person, other than the parties, is entitled to rely on the provisions of this Agreement in any action, suit, proceeding, hearing or other forum.

Section 5.10 Notices

Any notice, request, consent, agreement or approval which may or is required to be given pursuant to this Agreement shall be in writing and shall be sufficiently given or made if delivered, or sent by email, in the case of:

(a)	the Corporation, addressed as follows:

Canopy Growth Corporation

1 Hershey Drive

Smiths Falls, Ontario

K7A 0A8

Attention: Legal

Email: contracts@canopygrowth.com

with a copy (which shall not constitute notice) to:

Cassels Brock & Blackwell LLP

Bay Adelaide Centre – North Tower

40 Temperance Street, Suite 3200

Toronto, Ontario

M5H 0B4

Attention: Jonathan Sherman

Email: jsherman@cassels.com

(b)	the Securityholders, as set forth on the signature page to this Agreement.

or to such other address as the relevant person may from time to time advise by notice in writing given pursuant to this Section. The date of receipt of any such notice, request, consent, agreement or approval shall be deemed to be the date of delivery or sending thereof if sent or delivered during normal business hours on a Business Day at the place of receipt and, otherwise, on the next following Business Day.

Section 5.11 Specific Performance and other Equitable Rights

It is recognized and acknowledged that a breach by any party of any material obligations contained in this Agreement may cause the other parties to sustain injury for which it would not have an adequate remedy at law for money damages. Accordingly, in the event of any such breach, any aggrieved party shall be entitled to seek the remedy of specific performance of such obligations and interlocutory, preliminary and permanent injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

Section 5.12 Expenses

Each of the parties shall pay its respective legal, financial advisory and accounting costs and expenses incurred in connection with the preparation, execution and delivery of this Agreement and all documents and instruments executed or prepared pursuant hereto and any other costs and expenses whatsoever and howsoever incurred.

Section 5.13 Counterparts

This Agreement may be executed in any number of counterparts (including counterparts by electronic transmission) and all such counterparts taken together shall be deemed to constitute one and the same instrument. The parties shall be entitled to rely upon delivery of an executed facsimile or similar executed electronic copy of this Agreement, and such facsimile or similar executed electronic copy shall be legally effective to create a valid and binding agreement between the parties.

Remainder of page intentionally left blank.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.

CANOPY GROWTH CORPORATION

By:	/s/ Christelle Gedeon
Name: Christelle Gedeon
Title: Chief Legal Officer

[Signature Page – Voting Support Agreement]

Greenstar Canada Investment Limited Partnership
(Print Name of Securityholder)

/s/ Kenneth W. Metz
(Signature of Securityholder or Authorized Signatory)

(Place of Residency) Kenneth W. Metz, Authorized Signing Officer

(Print Name and Title)

Address:

Telephone:
Email:

[Signature Page – Voting Support Agreement]

CBG Holdings LLC
(Print Name of Securityholder)

/s/ Kenneth W. Metz
(Signature of Securityholder or Authorized Signatory)

(Place of Residency) Kenneth W. Metz, Authorized Signing Officer

(Print Name and Title)

Address:

Telephone:
Email:

[Signature Page – Voting Support Agreement]

Schedule A

SHARES

Owner	Number of Shares Held
Greenstar Canada Investment Limited Partnership	66,999,258
CBG Holdings LLC	104,500,000